UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2013

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453
Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Term Loan Amendment and Note Redemption

On December 19, 2013, Spansion LLC, a wholly owned subsidiary of Spansion Inc. (the “Company”), entered into an Amendment No. 1 and Incremental Joinder Agreement, dated as of December 19, 2013 (“Amendment No. 1”), to the Amended and Restated Credit Agreement dated as of December 13, 2012 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Facility”), among Spansion LLC, as borrower, the Company, Spansion Technology LLC (together with the Company, the “Guarantors”), Barclays Bank PLC, as administrative agent and collateral agent, and Morgan Stanley Senior Funding, Inc., as documentation agent.

Under the terms of Amendment No. 1, the interest rate on the approximately $216 million term loan extended under the Term Loan Facility was reduced from LIBOR plus 4.00% (with a LIBOR floor of 1.25%) to LIBOR plus 3.00% (with a LIBOR floor of 0.75%). In conjunction with the closing of Amendment No. 1, Spansion LLC borrowed an additional approximately $84 million under the Term Loan Facility (as amended by Amendment No. 1). Amendment No. 1 also provided for other modifications to certain covenants and provisions of the Term Loan Facility, including among other things, an extension of the maturity date to December 13, 2019, an increase of the general restricted payments basket from $50 million to $75 million, and a clarification that the new $84 million term loan does not count towards the $100 million incremental borrowing cap.

The other covenants and provisions of the Term Loan Facility remain unchanged, and the Term Loan Facility and Spansion LLC’s current revolving facility continue to be secured on an equal priority basis by a first priority security interest in, among other items, (i) all equity interests of Spansion Technology LLC, Spansion LLC and each of its direct and indirect domestic subsidiaries, and certain intercompany debt, (ii) all present and future tangible and intangible assets of Spansion LLC and its direct and indirect domestic subsidiaries, and (iii) all proceeds and products of the property and assets described in (i) and (ii).

Approximately $84 million of the new term loan borrowings under the Term Loan Facility (as amended by Amendment No. 1) together with cash on hand will be used to redeem the outstanding 7 7/8% Senior Notes due 2017 (the “Notes”) issued by Spansion LLC (approximately $94 million outstanding). The redemption of the Notes will occur in January 2014.

A copy of Amendment No. 1 is filed as Exhibit 10.1 hereto, the terms of which are incorporated herein by reference. The foregoing description of Amendment No. 1 is qualified in its entirety by reference to the full text thereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1

Amendment No. 1 and Incremental Joinder Agreement, dated as of December 19, 2013, by and among Spansion LLC, a Delaware limited liability company, as the Borrower, Spansion Inc., a Delaware corporation, and Spansion Technology LLC, a Delaware limited liability company, as the Guarantors, the lenders party thereto from time to time, Barclays Bank PLC, as the Administrative Agent and Collateral Agent, and Morgan Stanley Senior Funding, Inc., as Documentation Agent.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 19, 2013		SPANSION INC.

	By:	/s/ Randy Furr
	Name:	Randy Furr
	Title:	Corporate Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 and Incremental Joinder Agreement, dated as of December 19, 2013, by and among Spansion LLC, a Delaware limited liability company, as the Borrower, Spansion Inc., a Delaware corporation, and Spansion Technology LLC, a Delaware limited liability company, as the Guarantors, the lenders party thereto from time to time, Barclays Bank PLC, as the Administrative Agent and Collateral Agent, and Morgan Stanley Senior Funding, Inc., as Documentation Agent